HORIZON PCS, INC.

                              EMPLOYMENT AGREEMENT


            This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of September 26, 2000 (the "Effective Date"), by and between Horizon PCS, Inc., a Delaware corporation (the "Company"), and William A. McKell ("Executive").

     1. DUTIES AND SCOPE OF EMPLOYMENT.

          (a) POSITION; DUTIES. The Company shall employ the Executive as the Chief Executive Officer and President of the Company reporting to the Board of Directors of the Company. The Executive shall render business and professional services in the performance of his duties which are consistent with Executive's position within the Company, and, subject to the vote of the stockholders of the Company, shall serve as a member of the Board of Directors of the Company.

          (b) OBLIGATIONS. Executive shall devote his full business efforts and time to the Company and agrees not to actively engage in any other employment, occupation or consulting activity without the prior approval of the Board of Directors of the Company. Executive represents and warrants that the performance of his duties under this Agreement will not conflict or create a breach of any other agreements or duties by which Executive is obligated or bound.

     2. EXECUTIVE BENEFITS. Executive shall be eligible for (i) all Executive benefit plans and policies currently and hereafter maintained by the Company for its executive officers, subject to the terms and conditions of such plans and policies and (ii) such other benefits as are set forth in this Agreement.

     3. AT-WILL EMPLOYMENT. Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon four (4) weeks prior written notice to the other party, with or without cause or for any or no cause, at the option either of the Company or Executive, subject to the termination provisions set forth in Paragraphs 4(c) and 4(d) below.

     4. COMPENSATION.

          (a) BASE SALARY. While employed by the Company pursuant to this Agreement, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $175,000 (the "Base Salary"). The Base Salary may be increased in the discretion of the Board of Directors of the Company, but shall not be decreased, each year on each anniversary date of the Effective Date, for so long as this Agreement remains in effect. Such salary shall be paid periodically in accordance with the normal payroll practices of the Company and subject to the usual, required withholding.



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          (b) BONUSES.  In addition to Executive's Base Salary,  Executive shall be eligible to receive an annual bonus (the "Bonus"), equal to a maximum of forty percent (40%) of Executive's Base Salary then in effect, as determined in the discretion of the Board. The Bonus shall be payable in accordance with the Company's normal practices and policies. The Executive and the Board each year may establish specific guidelines for the Bonus.

          (c) TERMINATION OF EMPLOYMENT.

                    (i) DISCHARGE FOR CAUSE. The Company may discharge the Executive for cause ("Cause") at any time. Upon the occurrence of such discharge for Cause, this Agreement shall terminate except that the restrictions and provisions imposed on the Executive under Sections 8 and 9 below shall continue, and Executive shall be entitled to receive all previously earned and accrued but unpaid Base Salary and benefits up to the date of termination, but shall not be entitled to any further Base Salary, benefits or any severance compensation of any kind. For purpose of this Agreement, the term "Cause" shall mean (i) conduct by the Executive that amounts to fraud, gross dishonesty, gross negligence or willful misconduct in the performance of his duties hereunder; or (ii) continuous and material failure by the Executive to perform his duties hereunder in the manner and to the extent required under this Agreement and failure to cure such failure within 30 days after receipt of written notice from the Board of Directors; or (iii) material breach by the Executive of the obligation to refrain from engaging in the activities prohibited by the restrictive covenants set forth in Section 8 hereof; or (iv) final conviction of a felonious crime; or (v) repeated instances of drug or alcohol abuse.

                    (ii) VOLUNTARY RESIGNATION, DEATH OR DISABILITY. If Executive's employment is terminated as a result of his voluntary resignation, his death or Disability, the Company shall pay or cause to be paid to Executive or his estate, as applicable, all previously earned and accrued but unpaid Base Salary and benefits up to the date of termination, but neither Executive nor his estate shall be entitled to any further Base Salary, benefits or any severance compensation of any kind. "Disability" means Executive is unable to perform, by reason of physical or mental incapacity, his duties or obligations under this Agreement, for a period of one hundred twenty (120) consecutive days or a total period of two hundred ten (210) days in any three hundred sixty (360) day period.

                    (iii) OTHER TERMINATIONS. If Executive's employment is terminated by the Company without Cause or by the Company or Executive for any reason other than pursuant to Sections 4(c)(i) or 4(c)(ii) hereof, Executive shall be entitled to receive 24 months Base Salary (at the rate in effect on the date of termination), payable over the 24 months following such termination in accordance with the Company's regular payroll procedures. In addition, notwithstanding the terms of the Incentive Stock Option Agreement between Executive and the
          Company, upon such an employment termination, all Company stock options held by Executive which had not vested as of the date of such employment termination shall fully vest and become exercisable as of the date of termination, and Executive shall continue to be eligible, for 24 months after such a termination, to participate in the health


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          and  dental  benefit  plans in which he was  entitled  to  participate immediately prior to termination of Executive's employment. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under this Section 4(c)(iii), nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of employment by another employer.

          (d) GENERAL. Except as specified in Paragraph 4(c) or as required under the terms of any Stock Option and any other applicable benefit program, Executive shall be entitled to no additional compensation or benefits following termination of his employment. As a condition to any payments pursuant to Paragraph 4(c), Executive shall execute and deliver a binding written release from Executive, in form satisfactory to the Company, releasing any and all claims of any kind or nature relating to the employment relationship (including claims for wrongful termination or discrimination of any kind) that Executive may have against the Company and/or its officers, agents, employees, directors and shareholders.

     5. EXPENSES. The Company will pay or reimburse Executive for reasonable travel, entertainment or other expenses reasonably incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies.

     6. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death or incapacity and (b) any successor or assign of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires or succeeds to all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

     7. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

        If to the Company:      Horizon Personal Communications, Inc.
                                68 E. Main Street
                                Chillicothe, Ohio 45601
                                Attn:  Chief Financial Officer

        If to Executive:        William A. McKell
                                P. O. Box 1869
                                Chillicothe, OH  45601-0480



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or at the last residential address known by the Company.

     8. RESTRICTIONS ON EMPLOYMENT.

          (a) COVENANT NOT TO COMPETE (the "Covenant Not to Compete"). During Executive's employment with the Company and for a period of twelve months after Executive's employment has terminated, Executive shall not, without the Company's prior written consent, directly or indirectly, within the Restricted Territory, for himself or on behalf of or in conjunction with others, engage in the Restricted Business in the same or similar capacity as Executive has been employed by the Company.

          (b) RESTRICTED BUSINESS. "Restricted Business" means the business of providing wireless telecommunications services.

          (c) RESTRICTED TERRITORY. "Restricted Territory" means all territories covered by the Sprint PCS Management Agreements, currently in place between the Company and one or more of its subsidiaries, on one hand, and Sprint PCS and its affiliates, on the other hand.

          (d) NON-SOLICITATION. During Executive's employment with the Company and for a period of twelve months thereafter, Executive shall, not directly or indirectly, for himself or on behalf of or in conjunction with any other person, firm or entity, within the Restricted Territory, initiate any action to solicit in competition with the Restricted Business or to divert or attempt to divert from the Company the business of any customer, person, firm or entity for which the Company provided services in connection with the Restricted Business at any time during the period of twelve months immediately preceding the time of such solicitation, diversion or attempt to divert and with whom Executive had material contact in the course of Executive's employment with the Company.

          (e) NON-RECRUITMENT. During Executive's employment with the Company and for a period of twelve months thereafter, Executive shall not, directly or indirectly, for himself or behalf of or in conjunction with any other person, firm or entity, initiate any action to hire for any other employer, any employee of the Company or directly or indirectly cause any employee of the Company to leave employment in order to work for another.

          (f) GENERAL. Executive acknowledges that the Company has conducted and expects to conduct its business throughout the Restricted Territory and that the Company expects that during the aforesaid period, the Company will continue to expand its business throughout the Restricted Territory and that this expectation is realistic; that Executive shall be engaged in and responsible for the Company's business in his executive capacity with respect to the Company's activities throughout the Restricted Territory; and that because of Executive's association with the Company, the Company's business would be seriously and irreparably harmed if Executive were to compete with the Company in the manner prohibited above. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any actual or threatened breach of the provisions of this Section 8 and that, in addition to any other remedies available under applicable law, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Section 8.



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          (g)  SEVERABILITY.  The covenants and  restrictions  set forth in this
Section 8 are intended to conform to applicable law. If, however, a court determines that any aspect of any covenant or restriction exceeds what is permitted or enforceable by law, then such covenant or restriction shall be limited or otherwise reformed as necessary to comply with and be enforceable under applicable law. If a court determines that any provision of this Section 8 is unenforceable and cannot be reformed, then such provision shall be deemed eliminated from this Section to the minimum extent necessary to permit the remaining provisions of this Section to be enforced.

     9. CONFIDENTIAL INFORMATION. During the period of two (2) years after Executive's employment has terminated for any reason whatsoever (or, in the case of trade secrets, for so long as the information in question remains a trade secret) and during any period Executive is employed by the Company, Executive shall not, without the prior written consent of the Company, directly or indirectly, divulge, disclose or publish to any person or entity, or reproduce or use in any way, except only as required for the benefit of the Company, any Confidential Information (as defined herein). Upon the Company's request and, in any event, upon the termination of Executive's employment with the Company for any reason whatsoever, Executive shall immediately return any reproductions of Confidential Information to the Company. For purposes of this Agreement, "Confidential Information" means any trade secrets and any information relating to the Company's business that is competitively sensitive and not generally known by the public, including processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, technology, specifications, products, computer programs (including computer programs developed, improved or modified by Executive for or on behalf of the Company for use in the Company's business), algorithms, systems, methods of operation, order entry forms, price lists, customer lists, customer information, solicitation leads, marketing research data, marketing and advertising materials and methods and manuals and forms, all of which pertain to the Company's business. Confidential Information does not include any information which (i) is available in published print or otherwise known to the public, unless published or made known as a result of acts or omissions of Executive, or (ii) is lawfully obtained by Executive in writing from a third party who did not acquire such confidential information or trade secret, directly or indirectly, from Executive or the Company.

     10. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

     11. ARBITRATION AND EQUITABLE RELIEF.

          (a) To the extent permitted by applicable law, Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Columbus, Ohio, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the


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"Rules").  The arbitrator may grant  injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator shall apply Ohio law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in Ohio for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

          (c) Executive understands that nothing in this Section 11 modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship on four (4) weeks written notice, with or without cause, subject to the termination provisions in Section 4 above.

          (d) EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                    (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                    (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE FAIR LABOR STANDARDS ACT.

                    (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.



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          (e) Notwithstanding any provision herein to the contrary, this Section
11 shall not apply to any dispute or controversy arising under Section 8 or the interpretation, validity, construction, performance, breach or termination thereof.

          12. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          13. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

          14. WITHHOLDING. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

          15. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Ohio.

          16. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below.

                                    HORIZON PCS, INC.


                                    By:     /s/ Pete Holland
                                            ---------------------------------
                                    Title:  CFO
                                            ---------------------------------
                                    Date:   11/28/00
                                            ---------------------------------


                                    /s/ William A. McKell
                                    ---------------------------------
                                    William A. McKell

                                    Date: 11-29-00
                                          ---------------------------------


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